Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2022. Unless the context otherwise requires, the “Company” refers to OmniAb, Inc., a Delaware Corporation (“OmniAb”) (f/k/a Avista Public Acquisition Corp. II, a Cayman Islands exempted company, “APAC”) and its consolidated subsidiaries after the Closing, and APAC prior to the Closing. “Legacy OmniAb” refers to OmniAb Operations, Inc., a Delaware corporation (f/k/a OmniAb, Inc.) prior to the Closing, which prior to the Separation, was a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated, a Delaware corporation. The Company acquired Legacy OmniAb through the Business Combination.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy OmniAb and APAC adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheets of Legacy OmniAb and APAC on a pro forma basis as if the Business Combination had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 combine the historical statements of operations of Legacy OmniAb and APAC for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Prior to the closing of the Business Combination, each of APAC’s public shareholders had the right to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 21,713,864 shares of APAC’s Class A Ordinary Shares at approximately $10.32 per share, or $224,048,747 in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination:

	Shares	%
APAC’s public shareholders (1)	1,286,136	1.1%
Sponsor and related parties (2)(3)	15,922,934	13.9%
Legacy OmniAb stockholders (4)	97,611,789	85.0%

Pro Forma Common Stock (5)	114,820,859	100.0%

(1)	Reflects actual redemptions of 21,713, 864 shares of APAC’s Class A Ordinary Shares.
(2)

Includes 1,293,299 Sponsor Earnout Shares. The Sponsor Earnout Shares were included in the pro forma capitalization as, during the Earnout Period, holders of the Sponsor Earnout Shares are entitled to vote such Sponsor Earnout Shares and receive dividends and other distributions in respect thereof, pursuant to the Sponsor Insider Agreement, dated March 23, 2022, by and among Legacy OmniAb, APAC, Avista Acquisition LP II and the other parties signatory thereto.

(3)

Includes 4,456,701 shares of APAC’s Class B Ordinary Shares held by the Sponsor that converted on a one-for-one basis into shares of OmniAb Common Stock in connection with the Domestication. Pursuant to the A&R FPA, includes 1,500,000 shares of OmniAb Common Stock purchased by the Sponsor in the Forward Purchase and 8,672,934 shares of OmniAb Common Stock purchased by the Sponsor in the Redemption Backstop.

(4)

Includes 15,000,000 Earnout Shares as, during the Earnout Period, Earnout Shares are entitled to exercise the voting rights carried by such Earnout Shares and receive any dividends or other distributions in respect of such Earnout Shares.

(5)	The pro forma capitalization excludes the following:

•	12,620,608 Legacy OmniAb Options

•	1,679,867 Legacy OmniAb RSUs and PSUs

•	7,666,667 APAC Public Warrants

•	8,233,333 APAC Private Placement Warrants

•	1,666,667 APAC Warrants issued in the Forward Purchase

•	1,445,489 APAC Warrants issued in the Redemption Backstop

Legacy OmniAb was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Legacy OmniAb’s existing stockholders have the greatest voting interest in the Company with approximately 85% of the voting interest;

•	Legacy OmniAb nominated a majority of the initial members of the Company’s Board;

•	Legacy OmniAb’s senior management is the senior management of the Company;

•	Legacy OmniAb is the larger entity based on historical operating activity and has the larger employee base; and

•	The post-combination company assumed a Legacy OmniAb branded name: “OmniAb, Inc.”

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby APAC was treated as the acquired company and Legacy OmniAb was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy OmniAb issuing stock for the net assets of APAC, accompanied by a recapitalization. The net assets of APAC were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination are those of Legacy OmniAb.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2022

(in thousands)

	Legacy OmniAb (Historical)	APAC (Historical)	Autonomous Entity Adjustments (Note 3)			Transaction Accounting Adjustments (Note 3)			Pro Forma Combined
Assets
Cash and cash equivalents	$—	$159	$1,840	(a	)	$236,098	(b	)	$94,930
						(4,025)	(c	)
						(16,072)	(d	)
						15,000	(e	)
						(750)	(i	)
						(224,049)	(m	)
						86,729	(n	)
Accounts receivable, net	8,180	—				(8,180)	(j	)	—
Prepaid expenses	1,081	533							1,614
Other current assets	3,970	—				(3,280)	(d	)	690

Total current assets	13,231	692	1,840			81,471			97,234
Investments held in Trust Account	—	236,098				(236,098)	(b	)	—
Deferred income taxes	822								822
Intangible assets, net	169,050	—							169,050
Goodwill	83,979	—							83,979
Property and equipment, net	16,090	—							16,090
Opearating lease assets	22,011	—							22,011
Other assets	1,451	—							1,451

Total assets	306,634	236,790	1,840			(154,627)			390,637

Liabilities
Accounts payable	7,383	4,540				(4,319)	(d	)	221
						(1,962)	(d	)
						(5,421)	(j	)
Accrued liabilities	2,982	1,305				(915)	(d	)	390
						(1,112)	(d	)
						(1,870)	(j	)
Convertible promissory note	—	750				(750)	(i	)	—
Derivative - Forward Purchase and Backstop Securities	—	383				(383)	(f	)	—
Current portion of contingent liabilities	2,179	—							2,179
Current portion of deferred revenue	10,199	—							10,199
Current portion of operating lease liabilities	1,225	—							1,225
Current portion of finance lease liabilities	3	—							3

Total current liabilities	23,971	6,978	—			(16,732)			14,217
Long-term contingent liabilities	4,323	—							4,323
Deferred underwriting fee payable	—	8,050				(8,050)	(c	)	—
Deferred income taxes, net	18,304	—							18,304
Long-term operating lease liabilities	25,411	—							25,411
Long-term portion of deferred revenue	7,384	—							7,384
Other long-term liabilities	298								298

Total liabilities	79,691	15,028	—			(24,782)			69,937

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	236,098				(236,098)	(g	)	—
Stockholders’ equity
Preference shares	—	—							—
Ordinary shares
Class A	—	—				2	(g	)	—
						(2)	(h	)
Class B	—	1				(1)	(h	)	—
Parent company net investment	226,943	—	1,840	(a	)	(889)	(j	)	—
						(227,894)	(k	)
OmniAb Common Stock	—	—				—	(e	)	12
						3	(h	)
						10	(k	)
						(2)	(m	)
						1	(n	)
Additional paid-in capital	—	—				4,025	(c	)	320,688
						(8,095)	(d	)
						236,096	(g	)
						15,000	(e	)
						383	(f	)
						227,884	(k	)
						(17,286)	(l	)
						(224,047)	(m	)
						86,728	(n	)
Accumulated deficit	—	(14,337)				(2,949)	(d	)	—
						17,286	(l	)

Total stockholders’ equity	226,943	(14,336)	1,840			106,253			320,700

Total liabilities and stockholders’ equity	$306,634	$236,790	$1,840			$(154,627)			$390,637

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except share and per share data)

	Legacy OmniAb (Historical)	APAC (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)			Pro Forma Combined
Revenues:
Royalty	$402	$—					$402
License and milestone revenue	6,426	—					6,426
Service revenue	9,994	—					9,994

Total revenue	16,822	—	—	—			16,822

Operating expense:
Research and development	22,256	—					22,256
General and administrative	9,115	6,399		(60)	(aa	)	15,454
Amortization of intangibles	6,518	—					6,518
Other operating expense (income) - net	(278)	—					(278)

Total operating expenses	37,611	6,399	—	(60)			43,950

Loss from operations	(20,789)	(6,399)	—	60			(27,128)

Other income (expense):
Gain on investments held in Trust Account	—	348		(348)	(cc	)	—
Change in fair value of Forward Purchase and Backstop Securities	—	65		(65)	(dd	)	—

Other income, net	—	413	—	(413)			—

Loss before income taxes	(20,789)	(5,986)	—	(353)			(27,128)
Income tax benefit	4,231	—		2,551	(ee	)	6,782

Net loss	$(16,558)	$(5,986)	$—	$2,198			$(20,346)

Deemed dividend - Forward Purchase and Backstop Securities	—	(225)		225	(ff	)	—

Net loss attributable to ordinary shareholders	$(16,558)	$(6,211)	$—	$2,423			$(20,346)

Basic and diluted weighted average shares outstanding		28,750,000		69,777,560	(gg	)	98,527,560
Basic and diluted net loss per share		$(0.21)					$(0.21)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	Year Ended December 31, 2021 Legacy	For the period from February 5, 2021 (inception) through December 31, 2021	Autonomous Entity	Transaction Accounting			Year Ended December 31, 2021

	OmniAb (Historical)	APAC (Historical)	Adjustments (Note 3)	Adjustments (Note 3)			Pro Forma Combined
Revenues:
License and milestone revenue	$14,664	$—					$14,664
Service revenue	20,084	—					20,084

Total revenue	34,748	—	—	—			34,748

Operating expense:
Research and development	39,232	—					39,232
General and administrative	16,947	516		(46)	(aa	)	17,417
Amortization of intangibles	12,968	—					12,968
Other operating expense - net	1,210	—					1,210

Total operating expenses	70,357	516	—	(46)			70,827

Loss from operations	(35,609)	(516)	—	46			(36,079)

Other income (expense):
Interest expense	(7)	—					(7)
Other income (expense), net	1,266	—		(2,949)	(bb	)	(1,683)

Other income (expense), net	1,259	—	—	(2,949)			(1,690)

Loss before income taxes	(34,350)	(516)	—	(2,903)			(37,769)
Income tax benefit	7,308	—		2,134	(ee	)	9,442

Net loss	$(27,042)	$(516)	$—	$(769)			$(28,327)

Basic and diluted weighted average shares outstanding		15,178,572		83,348,988	(gg	)	98,527,560
Basic and diluted net loss per share		$(0.03)					$(0.29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby APAC was treated as the acquired company and Legacy OmniAb was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy OmniAb issuing stock for the net assets of APAC, accompanied by a recapitalization. The net assets of APAC were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy OmniAb.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy OmniAb’s unaudited combined balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus/ Information Statement; and

•	APAC’s unaudited condensed consolidated balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus/ Information Statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy OmniAb’s unaudited combined statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus/ Information Statement; and

•	APAC’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus/ Information Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy OmniAb’s audited combined statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement/Prospectus/ Information Statement; and

•

APAC’s audited statement of operations for the period from February 5, 2021 (inception) through December 31, 2021 and the related notes included in the Proxy Statement/Prospectus/ Information Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy OmniAb and APAC.

2. Accounting Policies and Reclassifications

In connection with closing of the Business Combination, management performed a review of Legacy OmniAb’s and APAC’s accounting policies and did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The autonomous entity adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(a)

Represents Ligand’s contribution to Legacy OmniAb of $1,840,000 prior to the Distribution in accordance with the Separation Agreement. The $1,840,000 contribution amount represents $15,000,000 less approximately $13,160,000 of certain transaction and other expenses incurred by Ligand, which are eligible to be offset against the contribution amount in accordance with the Separation Agreement.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:

(b)	Reflects the reclassification of cash held in the Trust Account that became available following the Business Combination.

(c)

Reflects the settlement of the deferred underwriting fee payable, of which only 50% was payable upon the closing of the Business Combination. The portion of the deferred underwriting fee that was not paid at the closing of the Business Combination was reflected as an increase to additional paid-in capital.

(d)

Represents transaction costs incurred by Legacy OmniAb and APAC of approximately $8,095,000 and $8,622,000, respectively, for legal, financial and capital markets advisory and other professional fees. APAC’s estimated transaction costs exclude the deferred underwriting commissions as described in Note 3(c) above.

For Legacy OmniAb’s transaction costs:

•	$2.0 million were deferred in other current assets and accrued in accounts payables as of June 30, 2022;

•	$1.1 million were deferred in other current assets and accrued in accrued liabilities as of June 30, 2022;

•	$0.2 million were deferred in other current assets and paid as of June 30, 2022;

•	$7.9 million was reflected as a reduction of cash, which represents Legacy OmniAb’s transaction costs less amounts previously paid by Legacy OmniAb as of June 30, 2022; and

•	$8.1 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital.

For APAC’s transaction costs:

•	$4.3 million was accrued by APAC in accounts payable and recognized in expense as of June 30, 2022;

•	$0.9 million was accrued by APAC in accrued liabilities and recognized in expense as of June 30, 2022;

•	$0.4 million was recognized in expense and paid as of June 30, 2022;

•	$8.2 million was reflected as a reduction of cash, which represents APAC’s transaction costs less amounts previously paid by APAC as of June 30, 2022; and

•

$2.9 million was reflected as an adjustment to accumulated deficit as of June 30, 2022, which represents the total APAC transaction costs less $5.7 million previously recognized by APAC as of June 30, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, as discussed in Note 3(bb) below.

(e)

Reflects proceeds of $15,000,000 from the issuance and sale of 1,500,000 shares of OmniAb Common Stock, par value of $0.0001 per share, and 1,666,667 OmniAb Warrants in the Forward Purchase. The OmniAb Warrants issued in the Forward Purchase are equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (“ASC 815-40”).

(f)	Reflects the settlement of the Forward Purchase and Backstop Securities in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(g)	Reflects the reclassification of $236,098,332 of APAC Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(h)	Reflects the conversion of 23,000,000 APAC Class A Ordinary Shares and 5,750,000 APAC Class B Ordinary Shares into 28,750,000 shares of OmniAb Common Stock in the Domestication.

(i)	Reflects the repayment of the convertible promissory note upon the closing of the Business Combination.

(j)

Reflects adjustment to remove Legacy OmniAb’s accounts receivable, accounts payable and accrued liabilities at the Distribution Time. Pursuant to the Separation Agreement, accounts receivable, accounts payable and accrued liabilities accrued by Legacy OmniAb at any time up to and until the Distribution Time were retained by Ligand.

(k)

Reflects the recapitalization of Legacy OmniAb’s parent company net investment into 97,611,789 shares of OmniAb Common Stock, par value of $0.0001 per share. The shares of OmniAb Common Stock include 82,611,789 shares of OmniAb Common Stock issued to holders of Legacy OmniAb Common Stock and 15,000,000 Earnout Shares. The Earnout Shares, which are issued and legally outstanding upon the closing of the Business Combination, are equity classified under ASC 815-40.

(l)	Reflects the elimination of APAC’s historical accumulated deficit after recording the transaction costs to be incurred by APAC as described in Note 3(d) above.

(m)

Represents redemptions of 21,713,864 APAC Class A Ordinary Shares for $224,048,747 allocated to shares of OmniAb Class A Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.32 per share.

(n)

Reflects proceeds of $86,729,340 from the issuance and sale of 8,672,934 shares of OmniAb Common Stock, par value of $0.0001 per share, and 1,445,489 OmniAB Warrants to the Sponsor in the Redemption Backstop. The OmniAb Warrants issued in the Redemption Backstop are equity classified under ASC 815-40.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Autonomous Entity Adjustments

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 do not reflect an amount for an autonomous entity adjustment as management does not anticipate that the net costs derived from expected contractual arrangements, primarily related to the Transition Services Agreements and Employee Matters Agreement will be materially different than the historical costs for these same services that have been allocated by Ligand to Legacy OmniAb in its historical combined financial statements for the six months ended June 30, 2022 and year ended December 31, 2021.

Management Adjustments for Incremental Costs

Legacy OmniAb expects to incur incremental costs based on management actions and other dis-synergies that will result as a separate public company, which may be material to the Company’s financial results. These incremental costs, which are additional to the net costs expected to be incurred under the Transition Services Agreement and other contractual arrangements executed at closing, primarily include additional compensation expense from potential headcount increases, higher audit and tax fees, and other costs related to our IT, investor relations, finance and general and administrative functions. As these costs are based on certain discretionary management actions for which contractual agreements are not yet known or will occur following closing of the transaction, they are not considered as autonomous entity adjustments. Management has elected not to present Management’s Adjustments related to these incremental costs in the unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(aa)

Represents pro forma adjustment to eliminate historical expenses related to APAC’s administrative, financial and support services paid to the Sponsor, which terminated upon consummation of the Business Combination.

(bb)

Reflects APAC transaction costs that were expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(cc)	Represents pro forma adjustment to eliminate gain on investments held in the Trust Account.

(dd)

Reflects the elimination of the change in fair value of the Forward Purchase and Backstop Securities, which was settled in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(ee)	Reflects the adjustment to income tax benefit as a result of the tax impact on the Business Combination at the estimated combined statutory tax rate of 25.0%.

(ff)

Reflects the elimination of the deemed dividend on the Forward Purchase and Backstop Securities, which was settled in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(gg)	The following reflects the adjustment to basic and diluted weighted average shares outstanding:

	Six Months	Year Ended
	Ended June 30,	December 31,
	2022	2021
Issuance of shares of OmniAb Common Stock to holders of Legacy OmniAb Common Stock	82,611,789	82,611,789
Impact on APAC’s weighted average shares outstanding assuming APAC’s shares were outstanding since January 1, 2021, the beginning of the earlier period presented	—	13,571,428
Issuance of shares of OmniAb Common Stock in the Forward Purchase and Redemption Backstop	10,172,934	10,172,934
Redemptions of APAC Class A Ordinary Shares	(21,713,864)	(21,713,864)
Exclusion of Sponsor Earnout Shares (1)	(1,293,299)	(1,293,299)

	69,777,560	83,348,988

(1)

Sponsor Earnout Shares are subject to certain vesting restrictions pursuant to the Sponsor Insider Agreement and the Merger Agreement, which are considered contingently issuable shares for which the milestones have not yet been achieved.

Refer to Note 4 “Loss Per Share” of this Unaudited Pro Forma Condensed Combined Financial Information for further information on the calculation of pro forma weighted average shares outstanding.

4. Net Income per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Six Months	Year Ended
	Ended June 30,	December 31,
	2022	2021
Pro forma net loss (in thousands)	$(20,346)	$(28,327)
Pro forma weighted average shares outstanding, basic and diluted	98,527,560	98,527,560
Pro forma net loss per share, basic and diluted	$(0.21)	$(0.29)
Pro forma weighted average shares calculation, basic and diluted
APAC’s public shareholders	1,286,136	1,286,136
Sponsor & related parties (1)(2)	14,629,635	14,629,635
Legacy OmniAb stockholders (3)	82,611,789	82,611,789

Pro forma weighted average shares calculation, basic and diluted (4)	98,527,560	98,527,560

(1)

The pro forma basic and diluted shares exclude 1,293,299 Sponsor Earnout Shares, which are subject to certain vesting restrictions pursuant to the Sponsor Insider Agreement and the Merger Agreement and are considered contingently issuable shares for which the milestones have not yet been achieved.

(2)

The pro forma basic and diluted shares include 1,500,000 shares of OmniAb Common Stock purchased by the Sponsor in the Forward Purchase and 8,672,934 shares of OmniAb Common Stock purchased by the Sponsor in the Redemption Backstop.

(3)

The pro forma basic and diluted shares exclude 15,000,000 Earnout Shares subject to certain vesting restrictions pursuant to the Merger Agreement. These Earnout Shares are considered contingently issuable shares for which the milestones have not yet been achieved.

(4)	The pro forma diluted shares for the six months ended June 30, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	12,620,608 Legacy OmniAb Options

•	1,679,867 Legacy OmniAb RSUs and Legacy OmniAb PSUs

•	7,666,667 APAC Public Warrants

•	8,233,333 APAC Private Placement Warrants

•	1,666,667 APAC Warrants issued in the Forward Purchase

•	1,445,489 APAC Warrants issued in the Redemption Backstop